EXHIBIT 99.2

                             [FIBERCORE, INC. LOGO]

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

            FIBERCORE REQUESTS HEARING TO CONTEST NASDAQ DELISTING


CHARLTON, MASS - APRIL 24, 2003 -- FiberCore, Inc. (Nasdaq: FBCE), a leading manufacturer and global supplier of optical fiber and preform for the telecommunication and data communications markets, today announced that on April 17, 2003 it had received a notification of delisting from Nasdaq. Yesterday the Company issued a press release stating that it would not contest this determination. Today the Company has revised its decision and has filed for a hearing to contest this determination.

The Company has not yet filed its annual report on Form 10-K with the SEC due to delays in finalizing the results from its foreign subsidiaries. The Company had previously filed for an extension on Form 12b-25, which expired on April 15, 2003. The Company currently anticipates filing its Form 10-K within the next 15 days.

As a result of not timely filing its 10-K, the Company received a Nasdaq staff determination on April 17 indicating that the Company fails to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and further that the Company is late in paying fees to Nasdaq which is a failure to comply with Marketplace Rule 4310 (c) (13), and that its securities are, therefore, going to be delisted from the Nasdaq Smallcap Market at the opening of business on April 28, 2003. Accordingly, the trading symbol for the Company's securities was changed from FBCE to FBCEE at the opening of business on April 22, 2003.

Previously, the Company had been notified that it would be delisted from the Nasdaq Smallcap on May 29, 2003 due to failure to meet minimum bid requirements.

If the Company should eventually be delisted, it would suffer material adverse consequences as set forth in the press release dated April 23, 2003.

FiberCore, Inc. develops, manufactures, and markets single-mode and multimode optical fiber preforms and optical fiber for the telecommunications and data communications markets. In addition to its standard multimode and single-mode fiber, FiberCore also offers various grades of

                                    --MORE--

FIBERCORE, INC.                             FIBER OPTICS FOR THE NEXT GENERATION
--------------------------------------------------------------------------------
253 Worcester Rd   o P.O. Box 180   o Charlton, MA 01507   o Tel: (508) 248-3900
                              o Fax: (508) 248-5588

FiberCore, Inc.
Page 2


fiber for use in laser-based systems up to 10 gigabits/sec, to help guarantee high bandwidths and to suit the needs of Feeder Loop (also known as Metropolitan Area Network), Fiber-to-the Curb, Fiber-to-the Home and Fiber-to-the Desk applications. Manufacturing facilities are presently located in Jena, Germany and Campinas, Brazil.

For more information about the company, its products, or shareholder information please visit our Website at: www.FiberCoreUSA.com or contact us at: Phone - 508-248-3900 or by FAX - 508-248-5588 or E-Mail: sales@FiberCoreUSA.com; investor_relations@FiberCoreUSA.com

Except for the historical matters discussed above, the statements in this press release are forward looking and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. They are based on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results may differ materially from those projected as a result of certain general economic and business conditions; loss of market share through competition; introduction of competing products by other companies; changes in industry capacity; pressure on prices from competition or from purchasers of the Company's products; availability of qualified personnel; the delivery of an ability to commission new equipment as scheduled; ability to obtain required financing; dependence on a limited number of raw material suppliers; the loss or reduced creditworthiness of any significant customers; and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACTS:
AT THE COMPANY:                           AT FRB|WEBER SHANDWICK:
---------------                           -----------------------
Dr. Mohd A. Aslami, President/CEO         Alison Ziegler - General Info.
Robert Lobban, CFO                        212/445-8432
508/248-3900

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FIBERCORE, INC.                             FIBER OPTICS FOR THE NEXT GENERATION
--------------------------------------------------------------------------------
253 Worcester Rd   o P.O. Box 180   o Charlton, MA 01507   o Tel: (508) 248-3900
                              o Fax: (508) 248-5588